Exhibit 11


                     CASEY'S GENERAL STORES, INC.
                   Computation of Per Share Earnings
[CAPTION]

                                           Three Months Ended
                                               October 31,
                                           1994              1993
                                          -----------------------
PRIMARY EARNINGS PER SHARE
  Weighted average number of
    common and common equivalent
    shares:
      Weighted average number
        of shares outstanding               25,924,873      22,194,456
      Shares applicable to
        stock options                           98,622          67,790
                                            ----------      ----------

                                            26,023,495      22,262,246
                                            ----------      ----------

  Net income                               $ 7,534,529       5,380,785
                                            ----------      ----------

  Earnings per common and
    common equivalent share                $       .29             .24
                                            ----------      ----------



FULLY DILUTED EARNINGS PER SHARE

  Net income                               $ 7,534,529       5,380,785
  Interest savings net of income
    taxes on assumed conversion
    of convertible debentures                  ---             334,961
                                            ----------      ----------

  Earnings applicable to fully
    diluted shares                         $ 7,534,529       5,715,746
                                            ----------      ----------

  Average common shares outstanding         25,924,873      22,194,456
  Average common equivalent shares
    applicable to stock options                127,066          73,406
  Average common shares issuable on
    assumed conversion of
    convertible debentures                     ---           3,684,210
                                            ----------      ----------

                                            26,051,939      25,952,072
                                            ----------      ----------

  Earnings per share-fully
    diluted basis                          $       .29             .22
                                            ----------      ----------

                                                       Exhibit 11
                                                       (continued)

                     CASEY'S GENERAL STORES, INC.
                   Computation of Per Share Earnings
[CAPTION]

                                             Six Months Ended
                                                October 31,
                                            1994          1993
                                            -----------------------
PRIMARY EARNINGS PER SHARE
  Weighted average number of
    common and common equivalent
    shares:
      Weighted average number
        of shares outstanding                25,922,539     22,185,706
      Shares applicable to
        stock options                            92,195         53,948

                                             26,014,734     22,239,654
                                             ----------     ----------

  Net income                                $13,964,916     10,135,637
                                             ----------     ----------

  Earnings per common and
    common equivalent share                 $       .54            .46
                                             ----------     ----------


FULLY DILUTED EARNINGS PER SHARE

  Net income                                $13,964,916     10,135,637
  Interest savings net of income
    taxes on assumed conversion
    of convertible debentures                   ---            669,922
                                             ----------     ----------

  Earnings applicable to fully
    diluted shares                          $13,964,916     10,805,559
                                             ----------     ----------

  Average common shares outstanding          25,922,539     22,185,706
  Average common equivalent shares
    applicable to stock options                 128,549         75,872
  Average common shares issuable on
    assumed conversion of
    convertible debentures                      ---          3,684,210
                                             ----------     ----------

                                             26,051,088     25,945,788
                                             ----------     ----------

  Earnings per share-fully
    diluted basis                           $       .54            .42
                                             ----------     ----------
